UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 9, 2019

CAPSTAR FINANCIAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Tennessee	001-37886	81-1527911
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 Demonbreun Street, Suite 700 Nashville, Tennessee		37203
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (615) 732-6400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value per share	CSTR	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01 Entry Into a Material Definitive Agreement.

On September 9, 2019, CapStar Financial Holdings, Inc. (the “Company”) and certain directors and officers of the Company entered into a Securities Purchase Agreement (the “Agreement”) to purchase 356,910 shares of common stock, par value $1.00 per share (the “Common Stock”), of the Company (the “Shares”) from funds managed by Corsair Investments, L.P. (“Corsair”). The purchase price of $15.41 per Share represents the closing price per share of Common Stock as reported by the Nasdaq Global Select Market for the trading day ended September 5, 2019 and resulted in an aggregate purchase price of approximately $5.50 million for the Shares (the “Purchase Price”). The purchase and sale of the Shares was consummated on September 9, 2019, and the Company paid for its portion of the Purchase Price from available cash.

The Agreement contains customary representations, warranties, covenants, agreements and conditions to closing. The representations, warranties, covenants and agreements set forth in the Agreement were made only for purposes of the Agreement, as of the date of the Agreement and solely for the benefit of the parties to the Agreement.

The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K (this “Report”) and is incorporated herein by reference.

Item 7.01 Regulation FD.

On September 9, 2019, the Company issued a press release announcing the purchase and sale of the Shares. A copy of the press release is furnished as Exhibit 99.1 to this Report.

The information disclosed under Item 1.01 of this Report is incorporated by reference into this Item 7.01.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description

10.1	Securities Purchase Agreement, dated as of September 9, 2019, by and among Corsair, CapStar Financial Holdings, Inc. and those directors and officers of CapStar Financial Holdings, Inc. identified on Schedule I thereto

99.1	Press Release, dated September 9, 2019, issued by CapStar Financial Holdings, Inc.

No Offer or Sale

This Report does not constitute an offer to sell or a solicitation of an offer to buy shares of Common Stock nor shall there be any sale of shares of Common Stock in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPSTAR FINANCIAL HOLDINGS, INC.

By:	/s/ Robert B. Anderson
Name:	Robert B. Anderson
Title:	Chief Financial Officer

Date: September 9, 2019